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                                                                  Exhibit 10.17

                   FORM OF NON-STATUTORY UNIT OPTION AGREEMENT

         THIS OPTION AGREEMENT is made as of the 15th day of February, 2000, by and between Rackspace, Ltd., a Texas Limited Partnership, with its principal place of business in San Antonio, Bexar County, Texas (hereinafter called the "Company"), and __________ (Employee), an employee of the Company (hereinafter called the "Employee").

         WHEREAS, the Company desires to afford the Employee an opportunity to purchase Class D Limited Partnership Units (hereinafter called the "Units").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and Employee's employment by the Company, the parties hereto agree as follows:

         1. THE PLAN. This Option Agreement is subject to and shall be governed by the terms and provisions of the Rackspace Ltd. 1999 Unit Option Plan (the "Plan"). Capitalized terms used in the Option Agreement, which are used in the Plan, shall have the same meanings established in the Plan. A copy of the Plan has been provided to the Employee herewith and the receipt and review of which is hereby acknowledged by the Employee.

         2. GRANT OF OPTION. The Company hereby grants to the Employee the right and option (hereinafter called the "Option" or "Options") to purchase all or any part of an aggregate of __________) Units on the terms and conditions hereinafter set forth (subject to adjustment as provided in the Plan). The date of grant is _________________.

         3. PURCHASE PRICE. The purchase price of the Units covered by the Option shall be $_____ per Unit (subject to adjustment as provided in the Plan).

         4. VESTING AND EXERCISE. Until this Option is terminated, the Employee shall have the right to purchase all or a portion of the Units subject to this Option at such times, and from time to time, as is hereinafter set out. There is no obligation on the Employee to purchase any of the Units subject to the Option. The Option shall vest (and to the extent vested become "Vested Options") as follows: one third (1/3) of the aggregate Units under the Option on the first anniversary of the date of grant and an additional one third (1/3) of such Units on each of the next following two anniversaries of the date of grant. To the extent vested, Options may be exercised at any time after the sixth anniversary date from the date of grant, provided that such Vested Options may be exercised earlier than six (6) years from the date of grant upon or after the first to occur of (i) the effectiveness of the Company's initial public offering ("IPO"), or (ii) on or after a "Significant Transaction." "Significant Transaction" means the sale of all or substantially all of the assets of the Company to an unaffiliated third party, or

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                  a merger, business combination or a change in control through the issuance or transfer of equity in the Company, wherein the equity owners of the Company (whether partners, stockholders, members or otherwise) of the Company immediately prior to the merger, combination or change in control, do not own or control (directly or indirectly) at least 10% of the equity interest in the Company or the successor company, as the case may be. The Company makes no representation that an IPO or Significant Transaction will occur and shall have no obligation to seek to cause such events to occur.

         5. OPTION TERMINATES WITH EMPLOYMENT AND COMPETITION. Upon the termination of full time employment with the Company, the Options held by the Employee terminate except to the extent the Options are Vested Options on the date of any such termination. Vested Options which are exercisable under the terms of paragraph 4 above upon termination of employment must be exercised, if at all, within 60 days following termination. If not exercised during such sixty (60) day period, the Options shall terminate. Vested Options which are not exercisable under the terms of paragraph 4 shall terminate on the 120th day following the termination of employment, whether or not they become exercisable under the provisions of paragraph 4 during such 120 day period. Pursuant to Section 4H of the Plan, this Option terminates in the event that the Employee engages in competition against the Company.

         6. EXPIRATION. This Option expires on (a) the seventh anniversary date from the date of grant, (b) the date this Option terminates under the terms of Sections 5 of this Option Agreement, or (c) the date the Option terminates under Section 6A of the Plan, or as otherwise provided under the Plan.

         7. MANNER OF EXERCISE OF OPTION. The Employee may exercise this Option by giving written notice to the Company specifying the number of full Units to be purchased and accompanied by payment of the full price thereof. No exercise of the Option shall be complete and no Units shall be delivered to the Employee prior to the time that the full purchase price for such Units has been paid. The purchase price shall be paid in cash or by such other method as the Administrator may approve and the Administrator shall have the right, as a condition of issuance of the Units, to require the Employee to execute documentation in a form satisfactory to the Administrator and the Company to ensure that Employee will comply with the terms and provisions of the Plan, this Option and the Agreement of Limited Partnership (or other governing documents) of the Company. During the lifetime of the Employee, the Option may not be exercised by any person (including the spouse of the Employee) other than by the Employee. Upon the death of the Employee, the Option may be exercised by the personal representative, legatees or heirs of the Employee as to options exercisable upon such death until the termination of the Option.

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         8.       NONTRANSFERABILITY OF OPTION. This Option is not transferable except by will or by the laws of descent and distribution.
                  Any Option purported to be transferred to the spouse or former spouse of Employee pursuant to any court order or decree or settlement agreement issued or entered into incident to any divorce action shall terminate, whether or not any such court order or decree or settlement agreement purports to merely recognize or document a community interest of such spouse or former spouse. This Option may not be assigned, transferred, pledged or hypothecated in any manner and shall not be subject to any form of execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions of this Option Agreement, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and of no effect.

         9. UNIT-HOLDER RIGHTS. The Employee shall not have any of the rights of a Unit-holder merely because of his ownership of the Option granted by this Option Agreement. Furthermore, as a Class D Unit holder, upon exercise, the Option holder shall only have the rights of an "assignee" of a limited partner of the Company and shall not be a limited partner.

         10. EMPLOYMENT STATUS. The grant of this Option shall not impose upon the Company, or any parent or subsidiary corporation, any obligation whatsoever to retain the Employee in employment status. This Option is personal to the Employee and may be exercised by him as provided in the Plan only if he is continuously retained by the Company, or by any parent or subsidiary corporation.

         11. REQUIREMENTS OF LAW. If any law or regulation of the Securities and Exchange Commission (the "Commission") or any other federal or state commission or agency having jurisdiction requires the Company or the Employee to take any action with respect to the Units acquired by the exercise of this Option, then the date upon which the Company shall deliver the Units shall be postponed until full compliance has been made with all such legal or regulatory requirements. Further, at or before the time of the delivery of the Units, the Employee shall, if requested by the Company, deliver to the Company his written statement that he intends to hold the Units so acquired by him on exercise of this Option for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall determine that, in compliance with the Securities Act of 1933, as amended, or any other applicable federal or state statute or regulation, it is necessary to register any of the Units with respect to which an exercise of this Option has been made, or to qualify any such Units for exemption from any of such requirements, the Company shall take such action at its own expense, or at the Company's discretion, treat the exercise of the Option as unenforceable. In any case, not until registration has been completed shall the Units be delivered to the Employee.

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         12.      RESTRICTION ON SALE OR OTHER TRANSFER OF UNITS. An Employee
                  may not sell, assign or otherwise transfer any of the Units purchased pursuant to the exercise of the Option granted hereunder in any manner that is not permitted by the Plan or the Agreement of Limited Partnership (or other governing corporate documents of the Company), or violates the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, or any other federal or state laws, rules and regulations applicable to the sale or transfer of securities.

         13. RESTRICTION ON TRANSFER, RIGHT OF FIRST REFUSAL AND MARKET STAND-OFF. The Units purchased under this Option are subject to certain Restriction on Transfer, Rights of First Refusal and Market Stand-Off obligations included in the Plan.

         14. LEGENDS. All certificates evidencing Units purchased under this Agreement shall bear the following legend:

                  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF SUCH SECURITIES (OR THE PREDECESSOR IN INTEREST TO SUCH SECURITIES). SUCH AGREEMENT CONTAINS RESTRICTIONS ON TRANSFER AND GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SUCH SECURITIES AND CERTAIN MARKET STAND-OFF OBLIGATIONS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         15. GOVERNING LAW; CONSTRUCTION. The validity and construction of this Option Agreement shall be governed by the laws of the State of Texas. In construing this Option Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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         IN WITNESS WHEREOF, the Company has caused this Non-Statutory Units
Option Agreement to be executed by an authorized officer, and the Employee has hereunto set his hand, all as of the day and year first above written.


                                            RACKSPACE, LTD., a Texas Limited
                                            Partnership

                                            By:  MACROWEB, LC, General Partner

                                            By: -------------------------------
                                            Its:-------------------------------



                                            EMPLOYEE:

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                                            Field (Name)






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